UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2009
TRANS1 INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
411 Landmark Drive
Wilmington, NC 28412-6303
(Address of principal executive offices)
(Zip Code)
(910) 332-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 23, 2009, the Board of Directors of TranS1 Inc. (“TranS1”) approved an amendment to TranS1’s 2007 Stock Incentive Plan (the “2007 Plan”) to increase the number of shares reserved for issuance thereunder by 600,000 shares, or from 1,400,000 shares to 2,000,000 shares, subject to stockholder approval. On June 3, 2009, at TranS1’s 2009 Annual Meeting of Stockholders, the stockholders approved the increase in the number of shares reserved for issuance under the 2007 Plan to 2,000,000 shares.
     The foregoing description of the amendment to the 2007 Plan does not purport to be complete and is qualified in its entirety by reference to the as amended version of the 2007 Plan, which is attached as Appendix A to TranS1’s proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 30, 2009, and is incorporated herein by reference.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.
June 4, 2009	By:	/s/ Michael Luetkemeyer
Michael Luetkemeyer
Chief Financial Officer